EXHIBIT 99.1

October 25, 2011

To Our Members,

I am pleased to announce today that the Board of Directors of the Federal Home Loan Bank of Chicago has declared a cash dividend at an annualized rate of 0.10% per share, based on the Bank's preliminary financial results for the third quarter of 2011. The dividend will be paid by crediting your account as of November 15, 2011. We expect to send you more information about our third quarter results later this week.

We are moving toward the implementation of the recently announced capital plan as of January 1, 2012. As we look forward to this important milestone, we are already focused on expanding our role as your funding partner.

If you have any questions, please contact your sales coverage team; Sanjay Bhasin, the head of our Members and Markets group; or me.

Regards,

/s/ Matt Feldman

Matt Feldman
President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “anticipates,” “believes,” “expects,” “could,” “plans,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. We caution that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements, and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, instability in the credit and debt markets, economic conditions (including effects on, among other things, mortgage-backed securities), changes in mortgage interest rates and prepayment speeds on mortgage assets, our ability to successfully transition to a new business model and to pay future dividends, our ability to successfully convert our capital stock, and the risk factors set forth in our periodic filings with the Securities and Exchange Commission, which are available on our website at www.fhlbc.com. We assume no obligation to update any forward-looking statements made in this letter.